EXECUTION COPY

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,

Depositor

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

POOLING AGREEMENT
Dated as of November 30,
2005

$75,000,000

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2005-F3
Pass-Through Certificates
Series 2005-F3

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	1
Section 1.01	Defined Terms	1

ARTICLE II	CONVEYANCE OF THE POOLED CERTIFICATES; ENTRY INTO INTEREST RATE CAP; ORIGINAL ISSUANCE OF CERTIFICATES	8
Section 2.01 Section 2.02 Section 2.03	Conveyance of the Pooled Certificates; Entry into Interest Rate Cap
Acceptance of Trust Fund by Trustee; Initial Issuance of Certificates
Representations and Warranties of the Depositor and the Trustee	8 9 10

ARTICLE III	ADMINISTRATION OF THE POOLED CERTIFICATES; PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS	13
Section 3.01 Section 3.02 Section 3.03 Section 3.04 Section 3.05 Section 3.06 Section 3.07 Section 3.08	Administration of the Trust Fund and the Pooled Certificates
Collection of Monies
Establishment of Certificate Account; Deposits Therein
Permitted Withdrawals From the Certificate Account
Distributions
Statements to Certificateholders; Information to Cap Counterparty; Reporting
Access to Certain Documentation and Information
Calculation of Distribution Amounts	13 13 14 14 15 16 18 18

ARTICLE IV	THE CERTIFICATES	19
Section 4.01 Section 4.02 Section 4.03 Section 4.04	The Certificates Registration of Transfer and Exchange of Certificates Mutilated, Destroyed, Lost or Stolen Certificates Persons Deemed Owners	19 20 21 22

ARTICLE V	THE TRUSTEE	22
Section 5.01 Section 5.02 Section 5.03 Section 5.04 Section 5.05 Section 5.06 Section 5.07 Section 5.08 Section 5.09 Section 5.10	Duties of Trustee
Certain Matters Affecting the Trustee
Trustee Not Liable for Certificates or Pooled Certificates
Trustee May Own Certificates
Trustee's Fees; Indemnification of the Trustee
Eligibility Requirements for Trustee
Resignation and Removal of the Trustee
Successor Trustee
Merger or Consolidation of Trustee
Appointment of Co-Trustee or Separate Trustee	22 23 24 24 25 25 25 26 27 27

ARTICLE VI	THE DEPOSITOR	28
Section 6.01 Section 6.02 Section 6.03	Liability of the Depositor Merger, Consolidation or Conversion of the Depositor Limitation on Liability of the Depositor and Others	28 28 29

ARTICLE VII	TERMINATION	29
Section 7.01	Termination	28

ARTICLE VIII	MISCELLANEOUS PROVISIONS	30
Section 8.01 Section 8.02 Section 8.03 Section 8.04 Section 8.05 Section 8.06 Section 8.07 Section 8.08 Section 8.09 Section 8.10	Amendment
Counterparts
Limitation on Rights of Certificateholders
Governing Law
Notices
Severability of Provisions
Successors and Assigns
Article and Section Headings
Notices to Rating Agency
Acts of Certificateholders	30 31 31 32 32 33 33 33 33 33

Exhibit A	-	Form of Class FA Certificate

Schedule A	-	Pooled Certificates

                      POOLING AGREEMENT, dated as of November 30, 2005, by and between STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as depositor (the "Depositor"), and U.S. Bank National Association, as trustee (the "Trustee").

PRELIMINARY STATEMENT

                     The Depositor intends to cause the issuance of and to sell its Pass-Through Certificates, Series 2005-F3 (the “Certificates”) representing in the aggregate the entire beneficial ownership of a trust fund (the “Trust Fund”), the primary assets of which are the Pooled Certificates and the Interest Rate Cap (each as defined herein).

                     All things necessary to make this Agreement a valid declaration of trust by the Depositor in accordance with its terms have been done.

                     In consideration of the premises and the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

                      Section 1.01 Defined Terms.

                     Whenever used in this Agreement, including the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                     Affiliate: With respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling,” “controlled by” and “under common control with” have meanings correlative to the foregoing.

                      Agreement: This Pooling Agreement and all amendments hereof and supplements hereto.

                     Available Funds: As of any date of determination, the aggregate amount on deposit in the Certificate Account as of such date, net of any portion thereof which represents amounts to be paid to any Person pursuant to clauses (ii), (iii) and (v) of Section 3.04.

                     Available Funds Cap: With respect to the Certificates and a Distribution Date on or before the termination of the Interest Rate Cap, 5.00% plus amounts, if any, paid to the Trust pursuant to the Interest Rate Cap, expressed as a per annum rate and, after the termination of the Interest Rate Cap, 5.00% per annum.

                     Business Day: Any day other than a Saturday, a Sunday or a day on which the Federal Reserve is closed or on which banking institutions in New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to close.

                      Cap Counterparty: Bear Stearns Financial Products, Inc.

                     Certificate: Any Class FA Certificate as executed hereunder by the Trustee and authenticated and delivered hereunder by the Certificate Registrar, substantially in the form of Exhibit A hereto.

                     Certificate Account: The trust account or accounts, which shall at all times be Eligible Accounts, created and maintained by the Trustee for the benefit of the Certificateholders pursuant to Section 3.03. Funds deposited in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in Article III hereof.

                     Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

                     Certificate Registrar and Certificate Register: Shall each have the meanings provided in Section 4.02.

                     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, subject to Sections 8.01(b) and 8.10(e), solely for the purpose of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate thereof shall be deemed not to be outstanding and shall not be taken into account for purposes of determining whether the Holders of Certificates evidencing the requisite aggregate Percentage Interest necessary to effect any such consent, approval or waiver has been obtained, unless such Persons collectively own all the Certificates.

                      Class: Collectively, all of the Certificates bearing the same designation.

                      Closing Date: November 30, 2005.

                      Code: The Internal Revenue Code of 1986, as amended.

                      Commission: U.S. Securities and Exchange Commission.

                      Corporate Trust Office: The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at Corporate Trust Services, One Federal Street, Boston, MA 02110, Attention: Structured Finance/SAMI II 2005-F3, telephone no. (800) 934-6802, facsimile no. 617-603-6638.

                      Current Principal Amount: With respect to any Certificate, as of any date of determination, the original principal amount of such Certificate minus the aggregate of all distributions of principal previously made on that Certificate pursuant to Section 3.05. With respect to the Class FA Certificates, the sum of the Current Principal Amounts of all Class FA Certificates.

                      DBRS: Dominion Bond Rating Service and its successors in interest.

                      Definitive Certificates: The meaning specified in Section 4.01(b) hereof.

                      Depositor: Structured Asset Mortgage Investments II Inc., a Delaware corporation, or its successor in interest.

                      Depositor Certification: A written certification covering administration of the Trust prepared by the Trustee and signed by an officer of the Depositor that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, or any subsequent statement or regulation of the SEC with respect thereto, in each case as in effect from time to time.

                      Depository: DTC, the nominee of which is Cede & Co., or any successor thereto.

                      Depository Agreement: The meaning specified in Subsection 4.01(a) hereof.

                      Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                      Determination Time: 1:00 P.M., Eastern Standard Time, on a Distribution Date.

                      Distribution Date: With respect to any month, the Distribution Date shall be the Business Day following the Freddie Mac Pooled Certificate Distribution Date, beginning December 16, 2005.

                      DTC: The Depository Trust Company.

                      Eligible Account: Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which are rated at least R-1 (high) by DBRS at any time funds are on deposit therein, (ii) a trust account or accounts maintained with the trust department of a federally chartered depository institution or trust company acting in its fiduciary capacity, or (iii) a trust account or accounts maintained with the trust department of a state chartered depository institution or trust company acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR § 9.10(b).

                      ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                      Exchange Act: The Securities Exchange Act of 1934, as amended.

                      Final Distribution Date: With respect to the Pooled Certificates or Certificates, as applicable, the Pooled Certificate Distribution Date or the Distribution Date, as applicable, on which the final distribution thereon is to be made in accordance with the related Underlying Agreement or this Agreement, as the case may be.

                      Freddie Mac: The Federal Home Loan Mortgage Corporation.

                      Freddie Mac Pooled Certificate Distribution Date: With respect to the Pooled Freddie Mac Certificates, the 15th day of each month or, if such day is not a business day as defined in the Underlying Agreement, the next succeeding business day as so defined.

                      Initial LIBOR Rate: With respect to the Class FA Certificates, 4.07%.

                      Interest Accrual Period: For each Distribution Date, the period from the 15th day of the month preceding the month of such Distribution Date through the 14th day of the month of such Distribution Date, commencing for the December 2005 Distribution Date on November 15, 2005.

                      Interest Distribution Amount: With respect to the Certificates and any Distribution Date, the amount of interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Current Principal Amount of the Certificates immediately prior to such Distribution Date.

                      Interest Rate Cap: The Interest Rate Cap, related to the Class FA Certificates, Ref. No. FXNEC7560, between the Trust and the Cap Counterparty, dated November 30, 2005.

                      Investment Company Act: The Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

                      Latest Possible Final Distribution Date: With respect to the Certificates, the Distribution Date occurring in April 2034.

                      LIBOR: With respect to the first Interest Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Interest Accrual Period, the LIBOR being used by Freddie Mac for the Pooled Certificates as ascertained by the Trustee on the applicable LIBOR Determination Date. The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the Certificates for each Interest Accrual Period, in the absence of manifest error, will be final and binding.

                      LIBOR Business Day: a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

                      LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Interest Accrual Period.

                      Majority Certificateholders: The Holders of Certificates evidencing in the aggregate greater than 50% of the aggregate Current Principal Amount of all the Certificates.

                      Notice of Final Distribution: With respect to the Pooled Certificates, any notice provided pursuant to the Underlying Agreement to the effect that final distribution on such Pooled Certificates shall be made only upon presentment and surrender thereof. With respect to the Certificates, the notice to be provided pursuant to Section 7.01(b) to the effect that final distribution on the Certificates shall be made only upon presentment and surrender thereof.

                      Officers’ Certificate: A certificate signed by the Chairman of the Board, the President, a Senior Vice President, a Vice President or an Assistant Vice President and by the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Depositor or the Trustee, as required by this Agreement.

                      Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, which opinion is addressed to the Trustee and is reasonably acceptable to the Trustee.

                      Original Class Current Principal Amount: The Original Class FA Current Principal Amount.

                      Original Class FA Current Principal Amount: $75,000,000

                      Pass-Through Rate: With respect to any Distribution Date and the Certificates, the sum of LIBOR and 0.45% per annum, with a maximum rate of the applicable Available Funds Cap and a minimum rate of 0.45%.

                      Percentage Interest: With respect to any Certificate, the portion of the Certificates represented by such Certificate, expressed as a percentage, the numerator of which is the initial outstanding Current Principal Amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Current Principal Amount of all Certificates.

                      Permitted Investments: Any one or more of the following obligations or securities:

                      (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                      (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                      (iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

                      (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                      (v) commercial paper (including both non interest bearing discount obligations and interest bearing obligations) that is rated by the Rating Agency in its highest short term unsecured debt rating available at the time of such investment;

                      (vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having the highest applicable rating from the Rating Agency; and

                      (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Certificates;

                      provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                      Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                      Pooled Certificateholder: The Trustee or its Depository Participant for the benefit of the Certificateholders.

                      Pooled Certificate Class Percentage: The percentage which the Pooled Certificates constitute of their entire class as set forth in Schedule A attached hereto under the caption “Class % in Trust.”

                      Pooled Certificate Distribution Date: The Freddie Mac Pooled Certificate Distribution Date.

                      Pooled Certificate Distribution Date Information: The information provided or made available and updated monthly by Freddie Mac in respect of the Pooled Certificates in connection with each Pooled Certificate Distribution Date.

                      Pooled Certificates: The Pooled Freddie Mac Certificates sold by the Depositor to, and registered in the name of, or held for the benefit of, the Trustee pursuant to Section 2.01 and as more particularly described in Schedule A hereto.

                      Pooled Freddie Mac Certificates: Freddie Mac Multiclass Certificates, Series 3074, Class CF.

                      Purchase Agreement: The Purchase Agreement dated as of November 28, 2005 between Bear, Stearns & Co., Inc. and the Depositor relating to the Pooled Certificates.

                      Rating Agency: Dominion or its successors. If such agency or its successors are no longer in existence, “Rating Agency” shall be deemed to refer to such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee, and specific ratings of Dominion shall be deemed to refer to the equivalent ratings of the party so designated.

                      Record Date: For the Certificates and the first Distribution Date, the Closing Date, and for any Distribution Date thereafter, the last day of the month preceding the month in which such Distribution Date occurs.

                      Repurchase Price: In connection with the repurchase of any of the Pooled Certificates pursuant to Section 2.03(c), a price equal to the outstanding principal balance thereof as of the date of repurchase plus accrued interest thereon.

                      Responsible Officer: When used with respect to the Trustee, any officer of the Trustee assigned to and working in its Corporate Trust Office or similar group administering the Trusts hereunder and also, with respect to a particular matter, any other officer of the Trustee to whom a particular matter is referred by the Trustee because of such officer’s knowledge of and familiarity with the particular subject.

                      Securities Act: The Securities Act of 1933, as amended.

                      Trust: Structured Asset Mortgage Investments II Trust 2005-F3 created pursuant to this Agreement.

                      Trustee: U.S. Bank National Association, in its capacity as trustee, or its successor in interest.

                      Trust Fund: The segregated pool of assets subject hereto, constituting the corpus of the Trust created hereby and to be administered hereunder, consisting of:

(i) the Pooled Certificates;

(ii) all amounts payable on the Pooled Certificates following the Closing Date pursuant to the Underlying Agreement;

(iii) the Interest Rate Cap;

(iv) all amounts payable to the Trust under the Interest Rate Cap;

(v) the Certificate Account and such funds or assets as are from time to time deposited in the Certificate Account;

(vi) the Depositor's rights under the Purchase Agreement; and

(vii) the income, payments and proceeds of each of the foregoing.

                     Underlying Agreement: The agreement or agreements pursuant to which the Pooled Certificates were issued, as in effect on the Closing Date.

                      Underlying Series: The series of securities which includes the Pooled Certificates.

ARTICLE II

CONVEYANCE OF THE POOLED CERTIFICATES; ENTRY INTO INTEREST RATE CAP;
ORIGINAL ISSUANCE OF CERTIFICATES

                      Section 2.01 Conveyance of the Pooled Certificates; Entry into Interest Rate Cap.

                      (a) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set-over and otherwise convey to the Trustee, in trust, for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to (i) the Pooled Certificates (ii) the Purchase Agreement and (iii) all other assets constituting the Trust Fund. Such assignment includes, without limitation, all amounts payable on the Pooled Certificates pursuant to the Underlying Agreement following the Closing Date.

                      (b) In connection with such transfer and assignment, and concurrently with its execution and delivery of this Agreement, the Depositor shall have caused the Pooled Certificates to be registered in the book-entry records of the Federal Reserve Banks in the name of the Trustee or its nominee.

                      (c) The transfer of the Pooled Certificates and all other assets constituting the Trust Fund is absolute and is intended by the parties hereto as a sale.

                      (d) It is intended that the conveyances by the Depositor to the Trustee of the Pooled Certificates as provided for in this Section 2.01 be construed as a sale by the Depositor to the Trustee of the Pooled Certificates for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Pooled Certificates by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Pooled Certificates are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Pooled Certificates, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (1) the Pooled Certificates, (2) all amounts payable pursuant to the Pooled Certificates in accordance with the terms thereof and (3) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any agent of the Trustee of such items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

                      The Depositor and the Trustee, at the Depositor’s or the Majority Certificateholders’ direction, shall, to the extent consistent with this Agreement, take such reasonable actions as may be determined to be necessary to ensure that, if this Agreement were deemed to create a security interest in the Pooled Certificates, and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

                      (e) The Trustee is hereby authorized to execute the Interest Rate Cap on behalf of the Trust.

                      Section 2.02 Acceptance of Trust Fund by Trustee; Initial Issuance of Certificates.

                      The Trustee acknowledges receipt of the Underlying Agreement and the receipt by it and the transfer, delivery and assignment to it of the Pooled Certificates, in good faith and without notice of any adverse claim, and the assignment to it of all other assets included in the Trust Fund and declares that it holds and will hold the Pooled Certificates and all other assets included in the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders in accordance with the terms of this Agreement. Concurrently with such transfer, delivery and assignment and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire beneficial ownership of the Trust Fund. The Trustee further acknowledges the execution by it as Trustee of the Interest Rate Cap.

                      Until the Trust Fund is terminated in accordance with Section 7.01, except as provided herein, the Trustee shall not assign, sell, dispose of or transfer any interest in the Pooled Certificates or any other asset constituting the Trust Fund or permit the Pooled Certificates or any other asset constituting the Trust Fund to be subjected to any lien, claim or encumbrance arising by, through or under the Trustee or any person claiming by, through or under the Trustee.

                      Section 2.03 Representations and Warranties of the Depositor and the Trustee.

                      (a) The Depositor hereby represents and warrants to the Trustee and for the benefit of the Certificateholders, as of the Closing Date, that:

(i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor is possessed of all licenses necessary to carry on its business.

(ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) The Depositor has the full right, power and authority to enter into and consummate all transactions contemplated by this Agreement, including but not limited to selling the Pooled Certificates to the Trustee, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

(vi) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

(vii) The Depositor was, immediately prior to the transfer of the Pooled Certificates to the Trustee, the sole owner thereof free and clear of any lien, pledge, charge or encumbrance of any kind (except any lien created by this Agreement).

(viii) The Depositor acquired the Pooled Certificates in good faith without notice of any adverse claim, lien, charge, encumbrance or security interest (including without limitation, federal tax liens or liens arising under ERISA).

(ix) The Depositor has not assigned any interest in the Pooled Certificates or any distributions thereon, except as contemplated herein.

(x) The Trustee, in its capacity as a Pooled Certificateholder, will be entitled to distributions under the Underlying Agreement equal to all distributions of interest and principal made on the Pooled Certificates.

(xi) The information relating to the Pooled Certificates set forth in Schedule A is true and correct in all material respects.

(xii) The Pooled Certificates are registered on the books of the Federal Reserve Banks in the name of the Trustee or its financial intermediary on behalf of the Trustee.

(xiii) The Pooled Certificates are REMIC regular interests.

(xiv) The Depositor has no actual knowledge after reasonable inquiry that (a) Freddie Mac was not duly created and is not validly existing and (b) each Pooled Certificate (1) was not validly issued by Freddie Mac and (2) is not outstanding, (3) is not the legal, valid, binding and enforceable obligation of Freddie Mac and (4) is not entitled to the benefits of the Underlying Agreement pursuant to which such Pooled Certificate was issued (except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or to the extent that such enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles).

                      (b) The Trustee hereby represents and warrants to the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

(i) The Trustee is a national banking association, duly organized and validly existing under the laws of the United States of America.

(ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

(vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

(vii) The Pooled Certificates will be held in the Trustee's account at the Federal Reserve Bank in Cleveland, Ohio; the information relating to the Pooled Certificates set forth on Schedule A hereto conforms to information set forth in the Freddie Mac Offering Circular Supplement dated October 18, 2005 for the Pooled Certificates; it has acquired the Pooled Certificates on behalf of the Certificateholders from the Depositor in good faith, for value, and, to the best of the Trustee's knowledge, without notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, without limitation, federal tax liens or liens arising under ERISA); it has not and will not, in any capacity except as trustee, on behalf of the Certificateholders, assert any claim or interest in the Pooled Certificates and will hold such Pooled Certificates and the proceeds thereof in trust pursuant to the terms of this Agreement; and it has not encumbered or transferred its right, title or interest in the Pooled Certificates.

(viii) Pursuant to the authorization contained herein, the Trustee has entered into the Interest Rate Cap on behalf of the Certificateholders; and it has not and will not, in any capacity, except as trustee on behalf of the Certificateholders, assert any claim or interest in the Interest Rate Cap and will hold the Interest Rate Cap and the proceeds thereof in trust pursuant to the terms of this Agreement.

                      (c) It is understood and agreed that the foregoing representations and warranties shall survive the execution and delivery of this Agreement. Upon discovery by either party hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or either party hereto, the party discovering such breach will give prompt written notice thereof to the other party hereto and to the Certificateholders. Within thirty (30) days of the earlier of either discovery by or notice to the Depositor of any breach of a representation or warranty of the Depositor that materially and adversely affects the interests of the Certificateholders, the Depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Depositor shall, at the election of the Majority Certificateholders, repurchase each Pooled Certificate affected by the breach at the Repurchase Price. If the Depositor is to repurchase Pooled Certificates, the Trustee shall promptly determine the Repurchase Price in accordance with the definition thereof. Repurchase of any of the Pooled Certificates pursuant to the foregoing provisions of this Section 2.03(c) shall be accomplished by (i) deposit in the Certificate Account on the Business Day prior to the next succeeding Distribution Date of the amount of the Repurchase Price, (ii) amending the definition of "Pooled Certificates" and (iii) amending Schedule A hereto to remove such deleted Pooled Certificate.

ARTICLE III

ADMINISTRATION OF THE POOLED CERTIFICATES;
PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS

                      Section 3.01 Administration of the Trust Fund and the Pooled Certificates.

                     If at any time the Trustee, as a holder of the Pooled Certificates, is requested in such capacity, whether by a Certificateholder, a holder of a certificate of the Underlying Series or a party to the related Underlying Agreement or any other Person, to take any action or to give any consent, approval or waiver, including, without limitation, in connection with an amendment of the Underlying Agreement, the Trustee shall promptly notify all of the Holders of Certificates and the Depositor of such request and of its planned course of action with respect thereto and shall, in its capacity as a holder of such Pooled Certificates, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request, as the Majority Certificateholders of the Certificates shall direct in writing. The Trustee shall promptly furnish to the Depositor and, upon the written request of a Certificateholder, such Certificateholder, all notices, statements, reports or other information that it receives as holder of the Pooled Certificates.

                      Section 3.02 Collection of Monies.

                      (a) In connection with its receipt of any distribution on the Pooled Certificates on any Pooled Certificate Distribution Date, the Trustee shall review the related Pooled Certificate Distribution Date Information and shall confirm that the aggregate amount of such distribution received is consistent with the Pooled Certificate Distribution Date Information (it being understood that the Trustee shall be entitled to rely on the accuracy and correctness of the Pooled Certificate Distribution Date Information).

                      (b) If the Trustee receives a Notice of Final Distribution in respect of the Pooled Certificates, the Trustee shall present and surrender any Pooled Certificates which are in certificated form for final payment thereon, if required, in accordance with the terms and conditions of the related Underlying Agreement and such notice. The Trustee shall promptly deposit in the Certificate Account the final distribution received upon presentation and surrender of such Pooled Certificates for distribution in accordance with Section 3.05 hereof on the next succeeding Distribution Date for the Certificates.

                      Section 3.03 Establishment of Certificate Account; Deposits Therein.

                      (a) The Trustee, for the benefit of the Certificateholders, shall establish and maintain one or more interest bearing trust accounts (collectively, the "Certificate Account"), each of which shall be an Eligible Account, entitled "U.S. Bank National Association, as trustee for the registered holders of Structured Asset Mortgage Investments II Trust 2005-F3 Certificates, Series 2005-F3," held in trust by the Trustee for the benefit of the Certificateholders. The Trustee shall cause to be deposited directly into the Certificate Account (i) all distributions received on the Pooled Certificates and (ii) all distributions received on the Interest Rate Cap, in each case by the Trustee in its capacity as holder of the Pooled Certificates and the Interest Rate Cap, from whatever source, and all amounts received by it representing payment of a Repurchase Price pursuant to Section 2.03(c), subsequent to the Closing Date. The Certificate Account is initially located at the Trustee. The Trustee shall give notice to the Depositor and to Certificateholders of any new location of the Certificate Account prior to any change thereof.

                      (b) In the event that payments in respect of the Pooled Certificates or the Interest Rate Cap are received by the Trustee prior to the related Distribution Date, the Trustee may invest such funds deposited in the Certificate Account in one or more Permitted Investments held in the name of the Trustee and shall receive as compensation, any interest or investment income earned on such Permitted Investments, which may be withdrawn by the Trustee on each Distribution Date and shall not constitute Available Funds. Notwithstanding the foregoing, no such Permitted Investment may mature later than the day before such related Distribution Date and no such investment shall be sold prior to its maturity date. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Trustee out of its own funds immediately as realized.

                      (c) The Depositor shall cause all distributions received on the Pooled Certificates by the Depositor or any of its Affiliates after the Closing Date to be provided to the Trustee for deposit into the Certificate Account.

                      Section 3.04 Permitted Withdrawals From the Certificate Account.

                      The Trustee may from time to time withdraw funds from the Certificate Account for the following purposes:

(i) to make distributions in the amounts and in the manner provided for in Section 3.05;

(ii) to pay to the Person entitled thereto any amount deposited in the Certificate Account in error;

(iii) to pay any indemnification payments required pursuant to Section 5.05(b);

(iv) to clear and terminate the Certificate Account upon the termination of this Agreement; and

(v) to pay itself, as additional compensation, the net reinvestment income permitted to be paid to it as provided in Section 3.03(b).

                     On each Distribution Date, the Trustee shall withdraw all funds from the Certificate Account and shall use such funds withdrawn from the Certificate Account only for the purposes described in this Section 3.04 and in Section 3.05.

                      Section 3.05 Distributions.

                      (a) On each Distribution Date, the Trustee shall apply amounts in the Certificate Account representing Available Funds in the following manner and order of priority:

                      (b) Interest Payments: from amounts with respect to interest received on the Pooled Certificates and the Interest Rate Cap, if any: to the Holders of the Class FA Certificates as a distribution of interest, the Interest Distribution Amount for the Class FA Certificates for such Distribution Date.

                      (c) Principal Payments: from amounts with respect to principal received on the Pooled Certificates, if any, to the Holders of the Class FA Certificates as distributions of principal, until the Current Principal Amount of the Class FA Certificates has been reduced to zero.

                      If the Trustee has not received a distribution on the Pooled Certificates by the Determination Time, the distribution allocable to such Pooled Certificates will not be made on the applicable Distribution Date, but, if such distribution is received by 1:00 P.M., Eastern Standard Time, on a subsequent Business Day, the Trustee will make the distribution on that Business Day or if received after 1:00 P.M., Eastern Standard Time, on a Business Day, the Trustee will make the distribution on the next succeeding Business Date, and in neither case will additional interest be paid thereon.

                      (d) All distributions made to Holders of the Certificates pursuant to Section 3.05(a) on each Distribution Date shall be allocated pro rata among the outstanding Certificates based upon their respective Percentage Interests and, except in the case of the final distribution to the Holders of the Certificates, shall be made to the Holders of record on the related Record Date. Distributions to any Certificateholder on any Distribution Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing (which wiring instructions may be in the form of a standing order applicable to all future Distribution Dates) no less than five Business Days prior to the related Record Date (or, in the case of the initial Distribution Date, no later than the related Record Date) and is the registered owner of Certificates with an aggregate initial Current Principal Amount of not less than $1,000,000, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final distribution to each Certificateholder will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

                      (e) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or the accrual of original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from payments to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                      (f) The Trustee may conclusively rely on the information set forth in each applicable Pooled Certificate Distribution Date Information in making the calculations called for in this Section 3.05, including, without limitation, the determinations of Pass-Through Rates, the Interest Distribution Amount and Available Funds. If the information available to the Trustee in any Pooled Certificate Distribution Date Information is insufficient to make the calculations provided for in this Section 3.05, the Trustee shall promptly request Freddie Mac to provide sufficient information in writing, and after receipt of such information the Trustee shall make on the following Distribution Date any necessary adjustments in the application of amounts in the Certificate Account. If such information is not received from Freddie Mac, the Trustee shall not be responsible for making any such adjustment.

                      Section 3.06 Statements to Certificateholders; Information to Cap Counterparty; Reporting.

                      On each Distribution Date, the Trustee shall prepare and make available to each Certificateholder, the Depositor and the Rating Agency, on its website, a statement with respect to such Distribution Date, stating:

(i) the Available Funds for such Distribution Date;

(ii) the Interest Distribution Amount, indicating the portion thereof paid from the Interest Rate Cap, and the amount with respect to principal paid on the Certificates with respect to such Distribution Date;

(iii) the Current Principal Amount of the Certificates before and after applying payments on such Distribution Date;

(iv) the applicable LIBOR and the Pass-Through Rate on the Certificates for such Distribution Date; and

(v) the interest rate on the Pooled Certificates for such Distribution Date.

                     In the case of the information furnished pursuant to clause (ii) above, the amounts shall also be expressed as a dollar amount per $1,000 of principal face amount. The Trustee’s responsibility for reporting the above information is limited to the availability, timeliness, and accuracy of the information set forth in the Pooled Certificate Distribution Date Information and any additional written information requested by the Trustee with respect to the Pooled Certificates. If the Trustee receives any such additional information after preparing a statement required by this Section, the Trustee shall report the related adjustments in the statement prepared after receipt of such information.

                     In addition, the Trustee promptly will furnish to the Depositor, and upon the written request of a Certificateholder, to such Certificateholder, copies of any notices, statements, reports or other communications, received by the Trustee in its capacity as a holder of Pooled Certificates.

                      The Trustee agrees to provide or make available to the Cap Counterparty the level of LIBOR used by Freddie Mac, and the Current Principal Amount of the Certificates in accordance with the requirements of the Interest Rate Cap.

                      The Trustee at the expense of the Depositor shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Rating Agency and the Depositor on or before March 1 of each year, commencing on March 1, 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Trustee’s performance of its servicing obligations under this Agreement and that, on the basis of such examination, such firm is of the opinion that the Trustee’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. Copies of such statements shall be provided to any Certificateholder upon request by the Trustee at its expense. If such report discloses exceptions that are material, the Trustee will take prompt action to cure such exceptions.

                      Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K and shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2006, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if the requirements for such form have been met. Prior to (i) March 31, 2006 or such earlier date by which it may be required to be filed and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to such date in each year thereafter, the Trustee shall prepare, provide to the Depositor for execution and shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include a Depositor Certification provided by the Depositor to the Trustee no less than 15 days prior to the date the Form 10-K is required to be filed in each applicable year. The Depositor hereby grants to the Trustee a limited power of attorney to file each such document and the independent accountant’s report referred to in this Section 3.06 on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the assets of the Trust Fund as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 3.06; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act, including any amendments thereto. Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor. Fees and expenses incurred by the Trustee in connection with this Section 3.06 shall not be reimbursable from the Trust Fund.

                      The Trustee shall be responsible for preparing, at its own expense, signing and filing, on behalf of the Trust Fund, federal income tax and information returns with the Internal Revenue Service (“IRS”) and Massachusetts income tax returns and the returns of any other state taxing authority the necessity of filing of which shall have been confirmed to the Trustee in writing either by the delivery of an Opinion of Counsel to such effect or by the delivery to the Trustee of a written notification to such effect by the taxing authority of any such state. The Depositor shall provide the Trustee within 10 days of the Closing Date all information deemed necessary by the Trustee to fulfill its obligations under this paragraph. The Trustee shall furnish to each Certificateholder at the time required by law such information reports or returns as are required by applicable federal, state or local law with respect to the Trust Fund to enable Certificateholders to prepare their tax returns and will furnish comparable information to the IRS and other taxing authorities as and when required by law to do so.

                      The Trustee shall deliver to the Depositor and the Rating Agency on or before March 1 of each year, commencing on March 1, 2006, an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Officer has reviewed the activities of the Trustee during the preceding calendar year or portion thereof and its performance under this Agreement and (ii) to the best of such Officer’s knowledge, based on such review, the Trustee has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year or portion thereof, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Officer and the nature and status thereof. Copies of such statements shall be provided to any Certificateholder upon request, by the Trustee.

                      Section 3.07 Access to Certain Documentation and Information.

                      The Trustee shall provide to the Depositor access to all reports, documents and records maintained by the Trustee in respect of its duties hereunder, such access being afforded without charge but only upon three Business Days’ written request and during normal business hours at offices designated by the Trustee.

                      Section 3.08 Calculation of Distribution Amounts.

                      All calculations of Available Funds, the Interest Distribution Amount and amounts payable with respect to principal for any Distribution Date shall be performed by the Trustee in reliance on the information provided to it in the applicable Pooled Certificate Distribution Date Information and any additional written information requested by the Trustee with respect to the Pooled Certificates and information provided by the Cap Counterparty as to amounts due under the Interest Rate Cap. The Trustee shall promptly communicate the results of its calculations to the Depositor and the Certificateholders (which obligation may be satisfied through the distribution of the statements required under Section 3.06).

ARTICLE IV

THE CERTIFICATES

                      Section 4.01 The Certificates.

                      (a) The Depository, the Depositor and the Trustee have entered into a letter agreement dated as of November 29, 2005 (the "Depository Agreement"). Except as provided in Subsection 4.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of the Certificate Owners for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

                      All transfers by Certificate Owners of Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                      (b) If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Depositor is unable to locate a qualified successor within 30 days or (ii) after the occurrence and continuation of a default hereunder, the Certificate Owners of not less than 51% of the Percentage Interests of the Certificates advise the Trustee and the Depository in writing through the depository participants that the continuation of a book-entry system with respect to the Certificates through the Depository (or its successor) is no longer in the best interests of the Certificate Owners, then the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

                      (c) The Certificates shall be substantially in the form set forth in Exhibit A hereto. The Certificates shall be executed by manual signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                      Pending the preparation of Definitive Certificates, the Trustee may sign and the Certificate Registrar may authenticate temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates, substantially of the tenor of the Definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and the Certificate Registrar shall authenticate and deliver in exchange therefor a like aggregate principal amount, in authorized denominations, of Definitive Certificates. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as Definitive Certificates.

                      (d) The Certificates will be initially registered as a single Certificate held by a nominee of the Depository, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $1,000 and increments of $1 in excess thereof.

                      Section 4.02 Registration of Transfer and Exchange of Certificates.

                      (a) At all times during the term of this Agreement, there shall be maintained at the office of a registrar (the "Certificate Registrar") a register (the "Certificate Register") in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. For so long as the Trustee acts as Certificate Registrar, its Corporate Trust Office shall constitute the offices of the Certificate Registrar maintained for such purposes. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, any other bank or trust company in New York to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor and the Trustee shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                      Every Certificateholder agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar, nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

                      (b) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Percentage Interest.

                      (c) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                      (d) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

                      (e) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                      (f) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar without liability on its part.

                      Section 4.03 Mutilated, Destroyed, Lost or Stolen Certificates.

                      If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) (except in the case of a mutilated Certificate) there is delivered to the Trustee and the Certificate Registrar such agreement, security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                      Section 4.04 Persons Deemed Owners.

                      Prior to due presentment of a Certificate for registration of transfer, the Depositor, the Trustee, the Certificate Registrar and any agent of the Depositor, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.05 and for all other purposes whatsoever, and neither the Depositor, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

ARTICLE V

THE TRUSTEE

                      Section 5.01 Duties of Trustee.

                      (a) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement and the Underlying Agreement; provided, however, that the Trustee shall not be responsible to determine, confirm or recalculate the accuracy or content of any such resolution, certificate or other instrument furnished to it pursuant to this Agreement. The Trustee shall notify the Certificateholders, and the Rating Agency of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting of the party required to deliver the same, does not receive satisfactorily corrected documents or a satisfactory explanation regarding any such nonconformities.

                      The Trustee shall forward or cause to be forwarded or make available, as applicable, in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 3.01, 3.02, 3.06 and 7.01.

                      (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished by the Depositor to the Trustee and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Majority Certificateholders in accordance with the terms of this Agreement, as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) No provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided that this provision shall not be deemed to abrogate the responsibilities undertaken by the Trustee hereunder to perform routine administrative duties in accordance with the terms hereof; and

(v) The Trustee shall not be deemed to have notice of any fact or circumstance upon the occurrence of which it may be required to take action hereunder unless a Responsible Officer of the Trustee has actual knowledge of such event, fact or circumstance or unless written notice of any such event is received by the Trustee at its Corporate Trust Office.

                      Section 5.02 Certain Matters Affecting the Trustee.

                      Except as otherwise provided in Section 5.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to the extent reasonable under the circumstances to examine the books, records and premises of such Person, personally or by agent or attorney;

(v) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be liable for the default or misconduct of any such agents or attorneys if selected with reasonable care.

                      Section 5.03 Trustee Not Liable for Certificates or Pooled Certificates.

                     The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee in Article II and the signature of the Trustee on each Certificate) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.03(b)) or of the Certificates (other than that the Certificates shall be duly and validly executed by it as Trustee and authenticated by it as Certificate Registrar) or of the Pooled Certificates or any related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment and delivery of the Pooled Certificates.

                      Section 5.04 Trustee May Own Certificates.

                      The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                      Section 5.05 Trustee's Fees; Indemnification of the Trustee.

                      (a) The Trustee acknowledges receipt of an upfront fee in the amount of $48,000 on the Closing Date and, that other than any compensation to be received pursuant to Section 3.03(b), it is not entitled to any additional fee hereunder.

                      (b) Subject to the provisions of this paragraph, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees and expenses, damages, judgments, amounts paid in settlement and out-of-pocket expenses) arising out of, or incurred in connection with, the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 5.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing routine administrative duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein.

                      The provisions of this Section 5.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                      Section 5.06 Eligibility Requirements for Trustee.

                      The Trustee hereunder shall at all times be a trust company or banking institution organized and doing business under the laws of the United States of America or any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital, surplus and undivided profits of at least $50,000,000 (or shall be a member of a bank holding system, the combined capital and surplus of which is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such trust company or banking institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital, surplus and undivided profits of such trust company or banking institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act and shall in no event be an Affiliate of the Depositor or of any Person involved in the organization or operation of the Depositor. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.07.

                      Section 5.07 Resignation and Removal of the Trustee.

                      (a) The Trustee may upon 30 days' notice resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                      (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.06 and shall fail to resign after written request therefor by the Depositor or the Majority Certificateholders, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                      (c) Majority Certificateholders may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders by the Depositor. All reasonable out-of-pocket costs and expenses incurred in connection with such removal and replacement of the Trustee, including without limitation, reasonable attorneys fees and expenses, shall be borne by the party requesting such action.

                      (d) Notwithstanding anything to the contrary contained herein, (i) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 5.08 and (ii) no entity may be appointed as a successor trustee if such appointment would result in a withdrawal or downgrading of any then current rating assigned to the Certificates by the Rating Agency.

                      Section 5.08 Successor Trustee.

                      (a) Any successor trustee appointed as provided in Section 5.07 shall execute, acknowledge and deliver to the Depositor, the Certificateholders and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and the appointment of such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee the Pooled Certificates and related documents and statements held by it hereunder, and the Depositor, the Trustee and the predecessor trustee shall execute and deliver such instruments and do such other things as may be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                      (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.06.

                      (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                      Section 5.09 Merger or Consolidation of Trustee.

                      Any trust company or banking institution into which the Trustee may be merged or converted or with which it may be consolidated or any trust company or banking institution resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any trust company or banking institution succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such trust company or banking institution shall be eligible under the provisions of Section 5.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Depositor and to the Certificateholders at their address as shown in the Certificate Register.

                      Section 5.10 Appointment of Co-Trustee or Separate Trustee.

                      (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 5.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 5.06 hereunder; provided, that if the co-trustee or separate trustee does not meet such eligibility standards, the Trustee shall remain liable for its actions hereunder, and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 5.08 hereof.

                      (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 5.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed jointly by the Trustee and such separate trustee or co-trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                      (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article V. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                      (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE VI

THE DEPOSITOR

                      Section 6.01 Liability of the Depositor.

                      The Depositor shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor herein.

                      Section 6.02 Merger, Consolidation or Conversion of the Depositor.

                      Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Certificates and to perform its duties under this Agreement.

The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                      Section 6.03 Limitation on Liability of the Depositor and Others.

                      Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of reckless disregard of such obligations and duties. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Provided that such action is not related to its representations made in or its duties under this Agreement, the Depositor shall not be under any obligation to appear in, prosecute or defend any action or proceeding unless such action in its opinion does not involve it in any expense or liability.

ARTICLE VII

TERMINATION

                      Section 7.01 Termination.

                      (a) The respective obligations and responsibilities of the Depositor and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate upon the later of (i) the making of the final payment on or other liquidation of the Pooled Certificates and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                      (b) The Trustee shall, in accordance with Section 8.05, give a Notice of Final Distribution to the Holders, the Depositor and the Rating Agency as soon as practicable of the Distribution Date on which the Trustee anticipates that the final distribution will be made on the Certificates, which notice shall:

(i) specify the Distribution Date on which the final distribution is anticipated to be made to Holders;

(ii) specify the amount of any such final distribution, if known; and

(iii) state that the final distribution to the Holders will be made only upon presentment and surrender of their Certificates at the office of the Trustee therein specified.

If the payment on the Certificates is not made on the anticipated Distribution Date for any reason, the Trustee shall promptly mail notice thereof to each Holder, the Depositor and to the Rating Agency.

                      (c) Upon presentment and surrender of Certificates by the Holders of such Certificates on the Final Distribution Date, the Trustee shall distribute to such Certificateholders the amounts otherwise distributable to them on such Distribution Date pursuant to Section 3.05(a). Any funds not distributed on a Final Distribution Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, and the Trust Fund shall terminate. If any Certificates as to which Notice of Final Distribution has been given pursuant to this Section 7.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall directly or through an agent, take reasonable steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall segregate all amounts distributable to the Holders thereof and shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 7.01.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

                      Section 8.01 Amendment.

                      (a) This Agreement may be amended from time to time by the Depositor and the Trustee, without the prior consent of any Certificateholder:

(i) to cure any ambiguity;

(ii) to correct or supplement any provisions herein, which may be inconsistent with any other provisions herein;

(iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the existing provisions of this Agreement; and

(iv) to make such modifications as may be permitted or required hereunder in connection with a repurchase of a Pooled Certificate pursuant to Section 2.03(c) hereof;

provided that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Trustee or a letter from the Rating Agency confirming that such amendment shall not result in a downgrade or withdrawal of a rating on any of the Certificates (in each case, the expense of which shall be paid for by the Depositor), adversely affect in any material respect the interests of any Certificateholder.

                      (b) This Agreement may also be amended from time to time by the Depositor and the Trustee with the prior written consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate;

(ii) modify the provisions of this Section 8.01 without the consent of the Holders of all Certificates; or

(iii) be made unless and until the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking such amendment but in no event at the expense of the Trust Fund) to the effect that such amendment shall not adversely affect the status of the Trust as a grantor trust for federal income tax purposes.

                     Notwithstanding any other provision of this Agreement, for the purposes of the giving or withholding of consents pursuant to this Section 8.01(b), Certificates registered in the name of, or held for the benefit of, the Depositor or any Affiliate thereof shall be entitled to vote their Percentage Interests with respect to matters affecting such Certificates.

                     (c) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                      Section 8.02 Counterparts.

                      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                      Section 8.03 Limitation on Rights of Certificateholders.

                      (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                      (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                      (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Depositor a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Majority Certificateholders shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. For the prosecution and enforcement of the rights granted under this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                      Section 8.04 Governing Law.

                      This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state (without reference to the conflicts of law provisions of such state), and the obligations, rights and remedies of the parties hereunder and the Certificateholders shall be determined in accordance with such laws.

                      Section 8.05 Notices.

                      All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, Structured Asset Mortgage Investments II Inc., 245 Park Avenue, New York, New York 10167, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor; (b) in the case of the Trustee, U.S. Bank National Association One Federal St., 3rd Floor, Boston, Massachusetts, 02110, Attention: Structured Finance/SAMI II 2005-F3 Account Manager, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee; and (c) in the case of DBRS, Dominion Bond Rating Service, 55 Broadway, New York, New York 10006 Attention: Bernard Maas, facsimile no.: (212) 806-3201 or such other address as may hereafter be furnished to the other parties hereto in writing.

                      Section 8.06 Severability of Provisions.

                      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                      Section 8.07 Successors and Assigns.

                      The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

                      Section 8.08 Article and Section Headings.

                      The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                      Section 8.09 Notices to Rating Agency.

                      The Trustee shall notify the Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clauses (a), (b), or (e) below or provide a copy to the Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of each of the statements described in clauses (c) and (e) below:

                      (a) a material change or amendment to this Agreement,

                      (b) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

                      (c) the monthly distribution statement required to be made available or delivered to the Certificateholders pursuant to Section 3.06,

                      (d) Notice of Final Distribution required to be delivered pursuant to Section 7.01(b), and

                      (e) a change in the location of the Certificate Account.

                      The Depositor shall notify the Rating Agency of any change in its identity.

                      Section 8.10 Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 8.10.

                      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                      (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 4.02 made on a Certificate presented in accordance with Section 4.04) shall be proved by the Certificate Register, and neither the Trustee, the Depositor, nor any successor to either such party shall be affected by any notice to the contrary.

                      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Depositor, or any successor to either such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

                      (e) In determining whether the Holders of the requisite Percentage Interest of Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee or the Depositor or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 8.01(b) except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee or the Depositor or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee or the Depositor, as the case may be.

                      IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective duly authorized officers, all as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor By: /s/ Sara Bonesteel Name: Sara Bonesteel Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee By: /s/ Maryellen Hunter Name: Maryellen Hunter Title: Assistant Vice President

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

                     On the 30th day of November, 2005 before me, a notary public in and for said State, personally appeared Sara Bonesteel known to me to be the Vice President of Structured Asset Mortgage Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Maria K. Montgomery Notary Public

[Notarial Seal]	Commission Expires: April 4, 2006

STATE OF MASSACHUSETTS	)
ss.:
COUNTY OF SUFFOLK	)

                     On the 30th day of November, 2005 before me, a notary public in and for said State, personally appeared Maryellen Hunter known to me to be an Assistant Vice President of U.S. Bank National Association, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Larry D. Snell Notary Public

[Notarial Seal]	Commission Expires: June 28, 2007

EXHIBIT A

FORM OF CLASS FA CERTIFICATE

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS II, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           THIS CERTIFICATE WAS ISSUED ON___________________________

          THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. FA

                                                 PASS-THROUGH CERTIFICATES,

                                                       SERIES 2005-F3
                                         evidencing a beneficial interest in a Trust
                        consisting primarily of the Pooled Certificates (as defined in the Agreement)

                                   STRUCTURED ASSET MORTGAGE INVESTMENTS II Trust 2005-F3

                                                                  CUSIP No. 86359L PX 1
Class                           :  FA
First Distribution Date         :  Distribution   Date           Initial Principal Amount
                                   in December 2005
Assumed Final Distribution      :  Distribution   Date             of this Certificate
Date                               in December 2035                  ("Denomination")               $75,000,000

Approximate Original Class
Principal Amount                :  $75,000,000
Pass-Through Rate               :  Adjustable Rate

          This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a Trust (the "Trust") consisting primarily of all of a class of securities described in the Agreement (the “Pooled Certificates”) sold by Structured Asset Mortgage Investments II, Inc. ("SAMI II") and certain Interest Rate Caps (as defined in the Agreement referred to below). The Trust was created pursuant to the Pooling Agreement dated as of November 30, 2005 (the "Agreement"), between SAMI II, as Depositor, and U.S. Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

           Interest on this Certificate will accrue during the one month period beginning on the 15th day of the month preceding the month of such Distribution Date (as defined herein) through the 14th day of the month of such Distribution Date at a per annum rate equal to the Pass Through Rate for Class FA Certificates. Distributions of principal and interest on the Certificates with respect to a month will be made on the first Business Day (as defined herein) following the 15th day of each month (or if the 15th day is not a Business Day, the second Business Day following the 15th day of each month) (each, a “Distribution Date”). A “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee is located are obligated by law or executive order to be closed. Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs. The assumed Final Distribution Date is the Distribution Date in April 2034.

           Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person is Cede & Co. or another nominee of The Depository Trust Company or if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate initial Current Certificate Amount of not less than $1,000,000, by wire transfer in immediately available funds to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________	U.S. BANK NATIONAL ASSOCIATION Not in its individual capacity but solely as Trustee By: _______________________________ Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK NATIONAL ASSOCIATION Authorized signatory of U.S. Bank National Association, not in its individual capacity but solely as Trustee By: _______________________________ Authorized Signatory

STRUCTURED ASSET MORTGAGE INVESTMENTS II, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-F3

           This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Trustee with the consent of the Majority Certificateholders or the Majority Certificateholders of an affected Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Boston, Massachusetts, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate principal amount will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Certificate Registrar and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Certificate Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust created thereby (other than the obligations to make certain payments and send certain notices to Certificateholders with respect to the termination of the Agreement) shall terminate upon the payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them under the Agreement on, the later of (i) the making of the final payment or other liquidation of the Pooled Certificates and (ii) the payment to the Certificateholders of all amounts required to be paid pursuant to the Agreement. In no event, however, will the Trust created by the Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

ASSIGNMENT

           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________
(Please print or typewriter name and address including postal zip code assignee)

the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	_____________________________________ Signature by or on behalf of assignor _____________________________________ Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
___________________________________________________________________________________
account number __________________________, or, if mailed by check to _________________________
__________________________________________________________________________________
Applicable statements should be mailed to ____________________________________________________
_____________________________________________________________________________
This information is provided by ________________________________________________
The assignee named above, or ___________________________________________ as its agent

SCHEDULE A

POOLED CERTIFICATES

Full Name of Series	Current Principal Balance	Class % in Trust

Federal Home Loan Mortgage Corporation Multiclass Certificates, Series 3074, Class CF	$75,000,000	100%